                                                                  EXHIBIT (b)(1)

                              U.S. $1,100,000,000



                               CREDIT AGREEMENT,



                          dated as of August 10, 1995,


                                     among


                                  FRDK, INC.,

                                as the Borrower,



                           MOORE CORPORATION LIMITED,

                               as the Guarantor,




                           CERTAIN COMMERCIAL BANKS,

                                 as the Lenders



                                      and



                            THE BANK OF NOVA SCOTIA,

                         as the Agent for the Lenders.

                               TABLE OF CONTENTS


SECTION                                                                    PAGE

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

1.1.     Defined Terms......................................................  1
1.2.     Use of Defined Terms............................................... 13
1.3.     Cross-References................................................... 13
1.4.     Accounting and Financial Determinations............................ 14

                                   ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

2.1.     Commitments........................................................ 14
2.1.1.   Commitment of Each Lender.......................................... 14
2.1.2.   Lenders Not Permitted or Required To Make Loans.................... 14
2.2.     Reduction of Commitment Amount..................................... 14
2.3.     Borrowing Procedure................................................ 15
2.4.     Continuation and Conversion Elections.............................. 15
2.5.     Funding............................................................ 15
2.6.     Notes.............................................................. 16

                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.     Repayments and Prepayments......................................... 16
3.2.     Interest Provisions................................................ 17
3.2.1.   Rates.............................................................. 17
3.2.2.   Post-Maturity Rates................................................ 18
3.2.3.   Payment Dates...................................................... 18
3.3.     Fees............................................................... 19
3.3.1.   Commitment Fee..................................................... 19
3.3.2.   Other Fees......................................................... 19

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.     LIBO Rate Lending Unlawful......................................... 20
4.2.     Deposits Unavailable............................................... 20
4.3.     Increased LIBO Rate Loan Costs, etc................................ 20
4.4.     Funding Losses..................................................... 21
4.5.     Increased Capital Costs............................................ 21
4.6.     Taxes.............................................................. 22
4.7.     Payments, Computations, etc........................................ 23

SECTION                                                                    PAGE

4.8.     Sharing of Payments................................................ 24
4.9.     Setoff............................................................. 25
4.10.    Replacement of Lenders............................................. 25

                                   ARTICLE V

                            CONDITIONS TO BORROWING

5.1.     Initial Borrowing.................................................. 26
5.1.1.   Resolutions, etc................................................... 26
5.1.2.   Delivery of Notes.................................................. 26
5.1.3.   Opinions of Counsel................................................ 26
5.1.4.   Closing Fees, Expenses, etc........................................ 26
5.1.5.   Satisfactory Legal Form............................................ 26
5.2.     All Borrowings..................................................... 27
5.2.1.   Compliance with Warranties, No Default, etc........................ 27
5.2.2.   Borrowing Request.................................................. 27
5.2.3.   Satisfactory Legal Form............................................ 27

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

6.1.     Organization, etc.................................................. 27
6.2.     Due Authorization, Non-Contravention, etc.......................... 28
6.3.     Government Approval, Regulation, etc............................... 28
6.4.     Validity, etc...................................................... 29
6.5.     Financial Information.............................................. 29
6.6.     No Material Adverse Change......................................... 29
6.7.     Litigation, Labor Controversies, etc............................... 29
6.8.     Ownership of Properties............................................ 29
6.9.     Taxes.............................................................. 30
6.10.    Pension and Welfare Plans.......................................... 30
6.11.    Environmental Warranties........................................... 30
6.12.    Regulations G, T, U and X.......................................... 32
6.13.    Accuracy of Information............................................ 32

                                  ARTICLE VII

                                   COVENANTS

7.1.     Affirmative Covenants.............................................. 32
7.1.1.   Financial Information, Reports, Notices, etc....................... 33
7.1.2.   Compliance with Laws, etc.......................................... 34
7.1.3.   Books and Records.................................................. 35
7.1.4.   Environmental Covenant............................................. 35
7.1.5.   Use of Proceeds.................................................... 35
7.2.     Negative Covenants................................................. 35
7.2.1.   Business Activities................................................ 35

SECTION                                                                    PAGE

7.2.2.   Indebtedness....................................................... 36
7.2.3.   Liens.............................................................. 36
7.2.4.   Contingent Obligations............................................. 38
7.2.5.   Dissolution, etc................................................... 38
7.2.6.   Transactions with Affiliates....................................... 38

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

8.1.     Listing of Events of Default....................................... 38
8.1.1.   Non-Payment of Obligations......................................... 38
8.1.2.   Breach of Warranty................................................. 39
8.1.3.   Non-Performance of Certain Covenants and Obligations............... 39
8.1.4.   Non-Performance of Other Covenants and Obligations................. 39
8.1.5.   Default on Other Indebtedness...................................... 39
8.1.6.   Judgment........................................................... 40
8.1.7.   Pension Plans...................................................... 40
8.1.8.   Change in Control.................................................. 41
8.1.9.   Bankruptcy, Insolvency, etc........................................ 41
8.2.     Action if Bankruptcy............................................... 41
8.3.     Action if Other Event of Default................................... 42

                                   ARTICLE IX

                                   THE AGENT

9.1.     Actions............................................................ 42
9.2.     Funding Reliance, etc.............................................. 43
9.3.     Exculpation........................................................ 43
9.4.     Successor.......................................................... 43
9.5.     Loans by Scotiabank................................................ 44
9.6.     Credit Decisions................................................... 44
9.7.     Copies, etc........................................................ 44

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

10.1.    Waivers, Amendments, etc........................................... 45
10.2.    Notices............................................................ 46
10.3.    Payment of Costs and Expenses...................................... 46
10.4.    Indemnification.................................................... 47
10.5.    Survival........................................................... 48
10.6.    Severability....................................................... 48
10.7.    Headings........................................................... 48
10.8.    Execution in Counterparts, Effectiveness, etc...................... 48
10.9.    Governing Law; Entire Agreement.................................... 49
10.10.   Successors and Assigns............................................. 49

SECTION                                                                    PAGE

10.11.   Sale and Transfer of Loans and Note; Participations in
           Loans and Note................................................... 49
10.11.1. Assignments........................................................ 49
10.11.2. Participations..................................................... 51
10.12.   Other Transactions................................................. 52
10.13.   Forum Selection and Consent to Jurisdiction........................ 52
10.14.   Waiver of Jury Trial............................................... 53

                                   ARTICLE XI

                              GUARANTY PROVISIONS

11.1.    Guaranty........................................................... 53
11.2.    Acceleration of Guaranty........................................... 53
11.3.    Guaranty Absolute, etc............................................. 54
11.4.    Reinstatement, etc................................................. 55
11.5.    Waiver, etc........................................................ 55
11.6.    Postponement of Subrogation, etc................................... 55
11.7.    Judgment........................................................... 56


SCHEDULE I   -    Disclosure Schedule

EXHIBIT A    -    Form of Note
EXHIBIT B    -    Form of Borrowing Request
EXHIBIT C    -    Form of Continuation/Conversion Notice
EXHIBIT D    -    Form of Lender Assignment Agreement
EXHIBIT E    -    Form of Opinion of New York Counsel
                    to the Obligors
EXHIBIT F    -    Form of Opinion of Canadian Counsel
                    to the Obligors

                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of August 10, 1995, among FRDK, INC., a New York corporation (the "Borrower"), MOORE CORPORATION LIMITED, an Ontario corporation (the "Guarantor"), the various commercial banks as are or may become parties hereto (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA ("Scotiabank"), as agent (the "Agent") for the Lenders.

                              W I T N E S S E T H:

     WHEREAS, the Borrower is a wholly-owned Subsidiary of the Guarantor; and

     WHEREAS, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $1,100,000,000, will be made to the Borrower from time to time prior to the Commitment Termination Date; and

     WHEREAS, the Guarantor desires to unconditionally guarantee the obligations of the Borrower hereunder; and

     WHEREAS,  the  Lenders  are  willing,  on  the  terms  and  subject  to the
conditions   hereinafter  set  forth  (including  Article  V),  to  extend  such
Commitments and make such Loans to the Borrower; and

     WHEREAS, the proceeds of such Loans will be used (i) to finance in part the acquisition of up to all of the issued and outstanding shares of capital stock of Wallace Computer Services, Inc., a Delaware corporation ("WCSI"), and to pay expenses arising in connection with such acquisition (including certain restructuring costs arising subsequent to and as a result of such acquisition) and (ii) for general corporate purposes of the Guarantor, the Borrower and their direct and indirect Subsidiaries (including the acquisition of other businesses, subject to Section 7.2.1);

     NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION  1.1.   Defined  Terms.   The  following   terms  (whether  or  not
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 9.4.

     "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

     "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

          (a) the rate of interest most recently established by Scotiabank at its Domestic Office as its base rate for Dollar loans; and

          (b) the Federal Funds Rate most recently determined by the Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by Scotiabank in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

     "Assignee Lender" is defined in Section 10.11.1.

     "Authorized Officer" means, relative to either Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

     "Borrower" is defined in the preamble.

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

     "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

     "Business Day" means

          (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City, Toronto, Canada, Chicago, Illinois or Atlanta, Georgia; and

          (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "Capitalized Lease Liabilities" means all monetary obligations of the Guarantor or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

     "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of

               (x) beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of, or

               (y) the right to acquire (whether such right is exercisable immediately, after the passage of time, upon the happening of an event or otherwise, but excluding any such right that is subject to the consent of the Required Lenders hereunder)

30% or more of the outstanding shares of the stock of the Guarantor having the power to vote for the election of directors of the Guarantor, on a fully diluted basis.

     "Code" means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.

     "Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.1.

     "Commitment Amount" means, on any date, $1,100,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Commitment Termination Date" means the earliest of

          (a) August 8, 1996;

          (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and

          (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without further action.

     "Commitment Termination Event" means

          (a) the occurrence of any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to either Obligor; or

          (b) the occurrence and continuance of any other Event of Default and either

               (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

               (ii) in the absence of such declaration, the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability at any time shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby at such time.

     "Continuation/Conversion   Notice"  means  a  notice  of   continuation  or
conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Guarantor, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Debt" means the outstanding amount of all Indebtedness of the Guarantor and its Subsidiaries of the type referred to in clauses (a), (b) and (c) of the definition of "Indebtedness", determined on a consolidated basis for the Guarantor and its Subsidiaries.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

     "Disclosure  Schedule"  means the Disclosure  Schedule  attached  hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

     "Dollar" and the sign "$" mean lawful money of the United States.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender
Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

     "Environmental Laws" means all applicable federal, state, provincial or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 8.1.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential letter, dated August 3, 1995, between the Guarantor and Scotiabank.

     "Fiscal Quarter" means any quarter of a Fiscal Year.

     "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1995 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Guarantor" is defined in the preamble.

     "Hazardous Material" means

          (a) any "hazardous substance", as defined by CERCLA;

          (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

          (c) any petroleum product; or

          (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state, provincial or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Guarantor, any qualification or exception to such opinion or certification

          (a) which is of a "going concern" or similar nature;

          (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

          (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Guarantor to be in default of any of its obligations under Section 7.2.2.

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

          (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

          (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (e) net amounts owing by such Person under all Hedging Obligations (after giving effect to amounts owed to such Person under such Hedging Obligations which it is permitted to set off against amounts payable by it thereunder or any defense to payment it may have, including as a result of a default by a counterparty);

          (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

          (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer which has liability as a general partner, unless, in any such case, no holder of such Indebtedness has any recourse to such Person in respect thereof.

     "Indemnified Liabilities" is defined in Section 10.4.

     "Indemnified Parties" is defined in Section 10.4.

     "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

          (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than eight different dates;

          (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

          (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

          (d) no Interest Period may end later than the date set forth in clause
     (a) of the definition of "Commitment Termination Date".

     "knowledge" means, in the context of a Borrowing other than the initial Borrowing, with respect to the Guarantor or the Borrower, the actual knowledge of the (a) the Chairman of the Guarantor, (b) the President or Chief Executive Officer of the Guarantor, (c) the Chief Financial Officer of the Guarantor or
(d) the General Counsel of the Guarantor.

     "Lender   Assignment   Agreement"  means  a  Lender  Assignment   Agreement
substantially in the form of Exhibit D hereto.

     "Lenders" is defined in the preamble.

     "Leverage Ratio" means, as of any date of determination, the ratio of

          (a) Debt
     to
          (b) Total Capitalization.

     "LIBO Rate" is defined in Section 3.2.1.

     "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

     "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

     "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder; provided that any such designation shall not increase any amount payable pursuant to Section 4.5 or 4.6 hereof.

     "LIBOR Reserve Percentage" is defined in Section 3.2.1.

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan" is defined in Section 2.1.1.

     "Loan Document" means this Agreement, the Notes, the Fee Letter, each Borrowing Request and each Continuation/Conversion Notice.

     "Material Adverse Effect" means any material adverse effect on (i) the financial condition or operations of the Guarantor and its Subsidiaries (taken as a whole) or (ii) the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document.

     "Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Obligations" means all obligations (monetary or otherwise) of the Borrower and the Guarantor arising under or in connection with this Agreement and each other Loan Document.

     "Obligors" means the Borrower and the Guarantor.

     "Organic Document" means, relative to either Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

     "Participant" is defined in Section 10.11.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and which is sponsored by the Guarantor or any corporation, trade or business that is, along with the Guarantor, a member of a Controlled Group.

     "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

     "Permitted  Liens" means any Lien permitted under Section  7.2.3(a) through
(n), inclusive.

     "Person"  means  any  natural  person,  corporation,   partnership,   firm,
association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

     "Release" means a "release", as such term is defined in CERCLA.

     "Relevant Indebtedness" is defined in Section 8.1.5.

     "Relevant Person" means (a) the Guarantor, (b) the Borrower, (c) each Significant Subsidiary and (d) each other Subsidiary of the Guarantor that, if an Event of Default of the type described in Section 8.1.9 occurred with respect to such other Subsidiary, it would reasonably be expected to have a Material Adverse Effect.

     "Replacement Notice" is defined in Section 4.10.

     "Required Lenders" means, at any time, Lenders holding at least 51% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "Scotiabank" is defined in the preamble.

     "Significant Subsidiary" means each Subsidiary of the Guarantor that

          (a) accounted for at least 10% of consolidated revenues of the Guarantor and its Subsidiaries, in each case for the Fiscal Year of the Guarantor immediately preceding the date as of which any such determination is made (or, if such Subsidiary was not a Subsidiary of the Guarantor during any portion of such Fiscal Year, would have accounted for at least 10% of consolidated revenues of the Guarantor and its Subsidiaries if it had been a Subsidiary of the Guarantor during all of such Fiscal Year) and as reflected on the financial statements of the Guarantor for such period; or

          (b) has assets which represent at least 10% of the consolidated assets of the Guarantor and its Subsidiaries as of the last day of the Fiscal Year immediately preceding the date as of which any such determination is made (or, if such Subsidiary was not a Subsidiary of the Guarantor as of the last day of such Fiscal Year, would have had assets which represented at least 10% of the consolidated assets of the Guarantor and its Subsidiaries if it had been a Subsidiary of the Guarantor as of the last day of such Fiscal Year) and as reflected on the financial statements of the Guarantor as of such date.

     "Stated Maturity Date" means August 8, 1996.

     "Subject Lender" is defined in Section 4.10.

     "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Taxes" is defined in Section 4.6.

     "Total Capitalization" shall mean, on any date of determination, the sum of
(i) Debt of the Guarantor and its Subsidiaries on a consolidated basis and (ii) the amount, determined on a consolidated basis, in the capital stock account plus (or minus in the case of a deficit) the additional paid-in capital and retained earnings of the Guarantor and its Subsidiaries, and in any event, net of the value of treasury stock in such capital stock account.

     "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

     "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

     "WCSI" is defined in the preamble.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.2) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in Canada as in effect on December 31, 1994, provided that (x) for purposes of Section 7.2.2 and for purposes of any certificate related to determining compliance with such Section delivered pursuant to Section 7.1.1(b) or (c), such accounting principles will be conformed to U.S. generally accepted accounting principles and (y) for purposes of Sections 7.1.1 (a) and (b), the financial statements referred to therein will be conformed to U.S. generally accepted accounting principles to the extent required for the filing of the Guarantor's reports on Forms 10-K and 10-Q of the Securities and Exchange Commission ("GAAP").


                                   ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

     SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

     SECTION 2.1.1. Commitment of Each Lender. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any type, its "Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans.

     SECTION 2.1.2. Lenders Not Permitted or Required To Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans

          (a) of all Lenders would exceed the Commitment Amount,

     or

          (b) of such Lender would exceed such Lender's Percentage of the Commitment Amount.

     SECTION 2.2. Reduction of Commitment Amount. The Borrower may, from time to time on any Business Day, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000.

     SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably request, on not less than one (in the case of Base Rate Loans) and three (in the case of LIBO Rate Loans) nor more than ten (in the case of all Loans) Business Days' notice, that a Borrowing be made in a minimum amount of $1,000,000 and an integral multiple of $1,000,000, or in the unused amount of the Commitments. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m. (New York City time) on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request (and, if such an account is maintained at a bank located in the United States, the Agent will make such funds available by no later than 2:00 p.m. (New York City time) on the day so received). No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

     SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than ten Business Days' notice that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Event of Default has occurred and is continuing.

     SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender (including for purposes of Sections 4.3 through 4.6, inclusive), and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, affiliate or international banking facility. In addition, each of the Guarantor and the Borrower hereby consent and agree that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

     SECTION 2.6. Notes. Each Lender's Loans under its Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of either of the Obligors.


                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date. Prior thereto, the Borrower

          (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

               (i) any such prepayment shall be made pro rata among Loans of the same type (such type to be specified by the Borrower) and, if applicable, having the same Interest Period (such Interest Period or Interest

          Periods to be specified by the Borrower) of all Lenders;

               (ii) all such voluntary prepayments shall require at least three (or, in the case of Base Rate Loans, two) but no more than ten Business Days' prior written notice to the Agent; and

               (iii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000;

          (b) shall, on each date when any reduction in the Commitment Amount shall become effective, including pursuant to Section 2.2, make a mandatory prepayment of all Loans equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans over the Commitment Amount as so reduced; and

          (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to Section 8.3, only a portion of all Loans is so accelerated, in which case the portion of the Loans so accelerated shall be repaid.

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.

     SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

     SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

          (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Alternate Base Rate from time to time in effect; and

          (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus a margin of 1/4 of 1%.

     The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a

LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

            LIBO Rate                          LIBO Rate
         (Reserve Adjusted)     =    -------------------------------
                                     1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from Scotiabank, two Business Days before the first day of such Interest Period.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum for Dollar deposits (for delivery on the first day of such Interest Period) which appear on the display designated "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on such system for the purpose of displaying London interbank offered rates for Dollar deposits) as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the average maximum aggregate reserve requirements of the Lenders (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2%.

     SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Stated Maturity Date therefor;

          (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, but only on the amount so prepaid;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date;

          (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the three-month anniversary of the first day of such Interest Period);

          (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION 3.3.  Fees.  The Borrower  agrees to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

     SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on August 4, 1995 and continuing to but excluding the final Commitment Termination Date, a commitment fee at the rate of 0.07% per annum on such Lender's Percentage of the sum of the average daily unused portion of the Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears (i) on the Effective Date, in respect of fees that have accrued from August 4, 1995 through (and including) the Effective Date and
(ii) thereafter, on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

     SECTION 3.3.2. Other Fees. The Borrower agrees to pay to Scotiabank for its own account the fees set forth in the Fee Letter.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

     SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall reasonably determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

     SECTION 4.2. Deposits Unavailable. If the Agent shall have determined that

          (a)  Dollar  deposits  in the  relevant  amount  and for the  relevant
     Interest Period are not available to the Required Lenders in the London interbank market; or

          (b) by reason of circumstances affecting the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

     SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert)
any Loans into, LIBO Rate Loans, resulting from any change after the date hereof in United States federal, state or foreign laws or regulations or the adoption or making after the date hereof of any interpretations, directives or requirements applying to a class of commercial banks that includes such Lender under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five Business Days of its receipt of such notice, and such notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

          (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor as a result of any action taken or not taken by either Obligor; or

          (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor as a result of any action taken or not taken by either Obligor, then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within ten days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

     SECTION  4.5.   Increased   Capital  Costs.   If  any  change  in,  or  the
introduction,  adoption,  effectiveness,  interpretation,   reinterpretation  or
phase-in of, in each case after the date hereof, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall, within five days of its receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it reasonably shall deem applicable.

     SECTION 4.6. Taxes.

          (a) All payments by either of the Obligors of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding United States withholding taxes, franchise taxes and taxes imposed on or measured by any Lender's or the Agent's income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by either of the Obligors hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Obligor will

               (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (ii) promptly forward to the Agent an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authority; and

               (iii) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

     Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and such Obligor will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

          (b) If either of the Obligors fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, such Obligor shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Obligor that made the relevant payment to the Agent.

          (c) On or prior to the making of the first Loan hereunder, and thereafter upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

     SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be transmitted by the Borrower to the Agent, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York City time, on the date due, in immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

          (a) the amount of such selling Lender's required repayment to the purchasing Lender, to

          (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each of the Obligors agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of such Obligor in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any

Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default described in clause (a) of Section 8.1.9, have the right to set off against and apply to the payment of the Obligations then due and payable to it any and all balances, credits, deposits, accounts or moneys of such Obligor then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 and any applicable laws. Each Lender agrees promptly to notify the Obligors and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION 4.10. Replacement of Lenders. Each Lender hereby severally agrees that if such Lender (a "Subject Lender") either (i) gives a notice pursuant to
Section 4.1 or (ii) makes a demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, the Borrower may, within 90 days of receipt by the Borrower of such notice or demand (or the occurrence of such other event causing the Borrower to be required to pay such compensation) give notice (a "Replacement Notice") in writing to the Agent and such Lender of its intention to replace such Lender with a commercial lending institution designated in such Replacement Notice. If the Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Borrower and such Subject Lender in writing that the designated commercial lending institution is satisfactory to the Agent, then such Lender shall, so long as no Default shall have occurred and be continuing, assign, in accordance with Section 10.11.1, all of its Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Loan Documents to such designated commercial lending institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Lender and such designated commercial lending institution and (ii) the purchase price paid by such designated commercial lending institution shall be in the amount of such Lender's Loans, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under

Section 4.3, 4.5 or 4.6, as the case may be), owing to the Subject Lender hereunder. Upon the effective date of such Assignment, the Borrower shall issue a replacement Note or Notes, as the case may be, to such designated commercial lending institution and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.


                                   ARTICLE V

                            CONDITIONS TO BORROWING

     SECTION 5.1. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

     SECTION 5.1.1. Resolutions, etc. The Agent shall have received from each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

          (a)  resolutions  of its  Board of  Directors  then in full  force and
     effect  authorizing  the  execution,   delivery  and  performance  of  this
     Agreement and each other Loan Document to be executed by it; and

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

     SECTION 5.1.2. Delivery of Notes. The Agent shall have received, for the account of each Lender, its Note duly executed and delivered by the Borrower.

     SECTION 5.1.3. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from

          (a) Chadbourne & Parke LLP, New York counsel to the Obligors, substantially in the form of Exhibit E hereto; and

          (b) Tory Tory DesLauriers & Binnington, Ontario counsel to the Obligors, substantially in the form of Exhibit F hereto.

     SECTION 5.1.4. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

     SECTION 5.1.5. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of either Obligor shall be reasonably satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

     SECTION 5.2. All Borrowings. The obligation of each Lender to fund any Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

     SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any Relevant Indebtedness referred to in Section 8.1.5, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

          (a) the representations and warranties set forth in Article VI shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

          (b) no Default shall have then occurred and be continuing.

     SECTION 5.2.2. Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Obligors that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, each of the Guarantor and the Borrower represents and warrants to the Agent and each Lender as set forth in this Article VI.

     SECTION 6.1. Organization, etc. Each of the Guarantor and the Borrower and each of the Significant Subsidiaries

          (a) is a corporation validly organized and existing and (except in the case of the Guarantor and the Borrower, solely as of the date of this Agreement) in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where any such failure to be so qualified would not reasonably be expected to have a Material Adverse Effect (and, provided, that any dissolution, liquidation, amalgamation, consolidation or merger of any Significant Subsidiary shall not, in and of itself, be a misrepresentation under this Section 6.1(a)), and

          (b) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and (ii) except where the failure to hold such licenses, permits and other approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

On the date hereof, for the purposes of the Business Corporations Act (Ontario), the Borrower is a Subsidiary of the Guarantor.

     SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each of the Guarantor and the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, are within the Guarantor's and the Borrower's corporate powers, as applicable, have been duly authorized by all necessary corporate action, and do not

          (a) contravene the Guarantor's or the Borrower's Organic Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Guarantor or the Borrower that is, in each such case, material or the contravention of which could materially adversely affect the Lenders; or

          (c) result in, or require the creation or imposition of, any Lien (other than Permitted Liens) on any of the Guarantor's or the Borrower's properties.

     SECTION 6.3. Government Approval, Regulation, etc. Except to the extent required in connection with the acquisition of the capital stock of WCSI referred to in the recitals, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Guarantor or the Borrower of this Agreement, the Notes or any other Loan Document, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect. Neither the Guarantor, the Borrower nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Guarantor and the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Guarantor and the Borrower, as the case may be, enforceable against each of the Guarantor and the Borrower, as the case may be, in accordance with their respective terms, except as enforceability may be limited by any applicable bankruptcy, moratorium, insolvency, fraudulent conveyance or other laws affecting creditors' rights generally.

     SECTION 6.5. Financial Information. The consolidated balance sheet of the Guarantor and each of its Subsidiaries as at December 31, 1994, and the related consolidated statements of earnings and cash flows of the Guarantor and each of its Subsidiaries, copies of which have been furnished to the Agent, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Guarantor and its Subsidiaries covered thereby as at the dates thereof and the results of their operations for the periods then ended, in accordance with GAAP.

     SECTION 6.6. No Material Adverse Change. Since the date of the financial statements described in Section 6.5 to and including the date of the initial Borrowing, there has been no material adverse change in the prospects of the Guarantor and its Subsidiaries, taken as a whole. Since the date of the financial statements described in Section 6.5, there has been no material adverse change in the financial condition, operations or properties of the Guarantor and its Subsidiaries, taken as a whole.

     SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Guarantor and the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Guarantor, the Borrower or any of their respective Subsidiaries, or any of their respective properties, businesses, assets or revenues, which would reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

     SECTION 6.8. Ownership of Properties. The Guarantor and each of its Subsidiaries has valid title to or rights to use all of its material properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except Permitted Liens, except where the failure to have such title or right would not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.9. Taxes. The Guarantor and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION    6.10.     Pension    and    Welfare     Plans.     During    the
twelve-consecutive-month period prior to the date of (a) the execution and delivery of this Agreement and (b) any Borrowing hereunder, no steps have been taken to terminate any Pension Plan which has or would result in a material liability to the Guarantor and its Subsidiaries, taken as a whole, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA which has or would result in a material liability to the Guarantor and its Subsidiaries, taken as a whole. No condition exists or event or transaction has occurred with respect to any Pension Plan which would reasonably be expected to result in the incurrence by the Guarantor or any member of the Controlled Group of any liability which would reasonably be expected to have a Material Adverse Effect. Except as disclosed in
Item 6.10 ("Employee Benefit Plans") of the Disclosure Schedule, neither of the Obligors has any contingent liability with respect to any post-retirement benefit under a Welfare Plan which has or would result in a material liability to the Guarantor and its Subsidiaries, taken as a whole, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

     SECTION 6.11. Environmental Warranties. Except as set forth in Item 6.11 ("Environmental Matters") of the Disclosure Schedule:

          (a) all facilities and property (including underlying groundwater) owned or leased by the Guarantor or any of its Subsidiaries have been, and continue to be, owned or leased by the Guarantor and its Subsidiaries in compliance with all Environmental Laws, except for instances of non-compliance that would not reasonably be expected to have a Material Adverse Effect;

          (b) there are no pending or threatened

               (i) claims, complaints, notices or requests for information received by the Guarantor or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, which violation, if proven, has the reasonable potential to result in a fine, penalty or order that would reasonably be expected to have a Material Adverse Effect, or

               (ii) complaints or governmental notices or inquiries to the Guarantor or any of its Subsidiaries regarding potential material liability under any Environmental Law;

          (c) there have been no Releases of Hazardous Materials at, on or under any property now (or, to the Guarantor's knowledge, any property previously) owned or leased by the Guarantor or any of its Subsidiaries that, singly or in the aggregate, have, or would reasonably be expected to have, a Material Adverse Effect;

          (d) the Guarantor and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for the conduct of their businesses, or, if such permit, certificate, approval, license or other authorization has not been issued, its absence would not reasonably be expected to have a Material Adverse Effect;

          (e) no property now (or, to the Guarantor's knowledge, no property previously) owned or leased by the Guarantor or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

          (f) to the knowledge of the Guarantor, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Guarantor or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

          (g) neither the Guarantor nor any Subsidiary of the Guarantor has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Guarantor or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; and

          (h) to the knowledge of the Guarantor, there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by the Guarantor or any Subsidiary of the Guarantor that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect.

     SECTION 6.12. Regulations G, T, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans (including the proceeds of Loans used to purchase any capital stock of WCSI) will be used for a purpose which violates F.R.S. Board Regulation G, T, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, T, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION 6.13. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Guarantor or the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Guarantor and the Borrower in writing to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances in which made.

                                  ARTICLE VII

                                   COVENANTS

     SECTION 7.1. Affirmative Covenants. Each of the Guarantor and the Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Guarantor and the Borrower will perform the obligations set forth in this
Section 7.1.

     SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Guarantor will furnish, or will cause to be furnished, to the Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

          (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the
     Guarantor, a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flows of the Guarantor and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Guarantor (the Guarantor may, at its option, comply with this clause (a) by furnishing, within the 60-day period referred to above, the appropriate report filed by it on Form 10-Q under the Securities Exchange Act of 1934);

          (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Guarantor, a copy of the annual audit report for such Fiscal Year for the Guarantor and its Subsidiaries, including therein a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flows of the Guarantor and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) by Price Waterhouse or other recognized firm of chartered accountants, together with a certificate from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.2 (the Guarantor may, at its option, comply with this clause (b) by furnishing, within the 120-day period referred to above, the appropriate report filed by it on Form 10-K under the Securities Exchange Act of 1934);

          (c) as soon as available and in any event within 60 days after the end of each Fiscal Quarter, a certificate, executed by the chief financial Authorized Officer of the Guarantor, showing (in reasonable detail and with appropriate calculations and computations) compliance with the financial covenant set forth in Section 7.2.2;

          (d) as soon as possible and in any event within five Business Days after the occurrence of each Default, a statement of the chief financial Authorized Officer of the Guarantor setting forth details of such Default and the action which the Guarantor has taken and proposes to take with respect thereto;

          (e) within ten Business Days of becoming aware of the institution of any steps by the Guarantor or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Guarantor furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Guarantor of any material liability, or any material increase in the contingent liability of the Guarantor with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto; and

          (f) such other information respecting the condition or operations, financial or otherwise, of the Guarantor or any of its Subsidiaries as any Lender through the Agent (or, in the case of information regarding any such Subsidiary that is not a Significant Subsidiary, as the Agent) may from time to time reasonably request.

     SECTION 7.1.2. Compliance with Laws, etc. The Guarantor will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, except for any failures to comply that would not reasonably be expected to have a Material Adverse Effect, such compliance to include (without limitation), the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION 7.1.3. Books and Records. The Guarantor will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect its business affairs and transactions and, upon reasonable notice to the Guarantor, (x) permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and to examine any of its books or other corporate records, subject to normal security and confidentiality rules of the Guarantor, and (y) permit the Agent and each Lender and any of their respective representatives, once annually at the Guarantor's expense and at any other reasonable interval at any Lender's expense, to discuss financial matters with its independent public accountants, with the Guarantor present (if it so chooses) during such discussions (and the Guarantor hereby authorizes such independent public accountants to discuss the Guarantor's financial matters with each Lender or its representatives).

     SECTION 7.1.4. Environmental Covenant. The Guarantor will, and will cause each of its Subsidiaries to,

          (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary material permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

          (b) within five Business Days after the receipt of the same, notify the Agent and provide copies upon receipt of all written claims, complaints, notices of violation or orders relating to compliance with Environmental Laws or the handling or release of Hazardous Materials, unless such document alleges or relates to an alleged violation or circumstance that would not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.1.5. Use of Proceeds. The Borrower agrees that it will apply the proceeds of each Borrowing only for the purposes set forth in the fifth recital.

     SECTION 7.2. Negative Covenants. Each of the Guarantor and Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Guarantor and the Borrower will perform the obligations set forth in this Section 7.2.

     SECTION 7.2.1. Business Activities. The Guarantor will not, and will not permit any of its Significant Subsidiaries to, engage in any business activity, except those business activities (a) currently engaged in by the Guarantor and its Subsidiaries and by WCSI and its Subsidiaries and (b) related to the information handling business and (c) such other activities as may be incidental thereto.

     SECTION 7.2.2. Indebtedness. The Guarantor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Debt, if, either before or after giving effect to the creation, incurrence or assumption of such Debt (and the repayment of any Indebtedness refinanced thereby), the Leverage Ratio exceeds (or would exceed) 0.55:1.

     SECTION 7.2.3. Liens. The Guarantor will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

          (a) Liens granted prior to the Effective Date to secure payment of Indebtedness that is identified in the financial statements of the Guarantor referred to in Section 6.5 as secured debt;

          (b) Liens granted to secure payment of Indebtedness which is incurred by the Guarantor or any of its Significant Subsidiaries to a vendor of any assets to finance its acquisition of such assets and covering only those assets acquired with the proceeds of such Indebtedness;

          (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books and Liens arising under ERISA to the extent permitted by
     Section 8.1.7;

          (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords and similar Liens arising by operation of law incurred in the ordinary course of business for sums not overdue for more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (e) Liens incurred in the ordinary course of business, including bank set-off rights and Liens incurred in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

          (f) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

          (g) Liens granted by the Borrower in any margin stock, as defined in F.R.S. Board Regulations G,T,U, or X (or any regulation substituted therefor), owned by it whether or not such margin stock is purchased with the proceeds of the Loans;

          (h) easements, rights-of-way, zoning and use restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Guarantor or any Subsidiary of the property to assets encumbered thereby in the normal course of business or materially impair the value of the property subject thereto;

          (i) Liens securing obligations of any Subsidiary of the Guarantor (other than the Borrower) to any other Subsidiary of the Guarantor;

          (j) Liens arising under any of the Loan Documents;

          (k) Liens on bank accounts maintained by the Guarantor, to the extent that (i) such Liens secure Debt of Subsidiaries of the Guarantor held by the bank at which such bank account is maintained (or any affiliate or nominee of such bank) and (ii) such Debt is secured by such Liens;

          (l) Liens existing on property at the time of its acquisition (directly or indirectly), other than any such Lien created in contemplation of such acquisition that is not otherwise permitted by clause (b) above;

          (m) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in Sections 7.2.3(a) through (l) hereof, provided that (1) the Lien shall be limited to all or a part of the property covered by the Lien extended, renewed or replaced (plus improvements thereon) and (2) that any Debt secured by such Lien is not increased; and

          (n) Liens not otherwise permitted by this Section 7.2.3 securing Indebtedness in the aggregate not in excess of $100,000,000.

     SECTION 7.2.4. Contingent Obligations. The Guarantor will not permit the sum of the following (determined on a consolidated basis without duplication) to exceed $15,000,000 at any time:

          (a) the aggregate amount of Indebtedness of the Guarantor and its Subsidiaries of the type referred to in clause (f) of the definition thereof, plus

          (b) the aggregate amount of Contingent Liabilities of the Guarantor and its Subsidiaries in respect of Indebtedness of a Person (other than a Subsidiary of the Guarantor) that is of a type described in clause (a),
     (b), (c) or (f) of the definition of "Indebtedness" (other than any Contingent Liability in respect of Indebtedness under this Agreement).

     SECTION 7.2.5. Dissolution, etc. The Guarantor will not liquidate or dissolve. The Borrower will not liquidate or dissolve, unless its obligations under the Loan Documents have been assumed by another Person in accordance with
Section 10.10(a). The Guarantor will not consolidate or amalgamate with or merge into, any other Person unless at the time thereof and after giving effect thereto, no Event of Default shall be continuing and either (a) the Guarantor is the surviving entity of such consolidation, amalgamation or merger or (b) the surviving entity of such consolidation, amalgamation or merger assumes the obligations of the Guarantor hereunder in writing.

     SECTION 7.2.6. Transactions with Affiliates. Except as expressly contemplated in this Agreement, the Guarantor will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than (x) salaries and fees to its directors, officers and employees as the Guarantor or such Subsidiary may determine are appropriate in relationship to the services performed and (y) arrangements or contracts solely among Subsidiaries of the Guarantor or between the Guarantor and any Subsidiary), unless such arrangement or contract is fair and equitable to the Guarantor or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Guarantor or such Subsidiary with a Person which is not one of its Affiliates.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION 8.1.1. Non-Payment of Obligations. The Guarantor or the Borrower shall default in the payment or prepayment when due of any principal of any Loan; or the Guarantor or the Borrower shall default (and such default shall continue unremedied for a period of five Business Days) in the payment when due of any interest on any Loan, any commitment fee or any other Obligation.

     SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Guarantor or the Borrower made or deemed to be made hereunder or in any other Loan Document executed by it or any other certificate furnished by or on behalf of the Guarantor or the Borrower to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect in any material respect when made or deemed to be made.

     SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Obligors shall default in the due performance and observance of any of their obligations under Section 7.2.2 or 7.2.4; or the Obligors shall default (and such default shall continue unremedied for a period of 15 days after notice thereof shall have been given to the Borrower by the Agent or any Lender) in the due performance and observance of any of their other obligations under Section
7.2 or any of their obligations under Section 7.1.1 or Section 7.1.4 (for the avoidance of doubt, no Default will be deemed to occur under this Agreement solely as the result of any sale, pledge or disposition of, or any change in the market value of, any margin stock (as that term is used in F.R.S. Board Regulations G, T, U and X)).

     SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. The Guarantor or the Borrower shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender.

     SECTION 8.1.5. Default on Other Indebtedness. Either of the following shall occur:

          (i) a default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of the Guarantor or any of its Subsidiaries having a principal amount (or, in the case of Hedging Obligations, the net amount payable by the Guarantor or such Subsidiary in respect thereof), individually or in the aggregate, in excess of $25,000,000 (other than (x) Indebtedness described in
     Section 8.1.1, (y) Indebtedness of the type described in paragraph (d) of the definition of "Indebtedness" (and any Contingent Liability in respect of Indebtedness of the type described in such paragraph (d)) and (z) for purposes of this clause(i) only, intercompany Indebtedness owing by the Guarantor or a Subsidiary of the Guarantor to another Subsidiary of the Guarantor or to the Guarantor, to the extent such default has been waived within ten Business Days of the occurrence thereof by the holder of such intercompany Indebtedness)(the "Relevant Indebtedness"), or

          (ii) a default in the performance or observance of any obligation or condition with respect to such Relevant Indebtedness if the effect of such default is to accelerate the maturity of any such Relevant Indebtedness or to permit the holder or holders of such Relevant Indebtedness, or any trustee or agent for such holders, to cause such Relevant Indebtedness to become due and payable prior to its expressed maturity;

provided that no Default shall be deemed to have occurred under this Section with respect to any default under any agreement evidencing Indebtedness owed to a Lender or any affiliate of a Lender if such default shall relate solely to a restriction on margin stock (as that term is used in F.R.S. Board Regulations G, T, U and X).

     SECTION 8.1.6. Judgment. Any final, non-appealable judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Guarantor, the Borrower or any Subsidiary by a court or other governmental authority of competent jurisdiction and there shall be a period of 30 consecutive days (or any longer period which under applicable law is allowed for appeal or stay of execution of such judgment or order) during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, unless such judgment or order shall have been vacated, satisfied, dismissed or bonded upon appeal; provided, however, that any such judgment or order shall not be an Event of Default hereunder if and for so long as (i) such judgment or order is covered by a valid and binding policy of insurance and (ii) the insurer in respect of such policy has been notified of, and has not disputed the claim for payment of, the claim in respect of such judgment or order.

     SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

          (a) the institution of any steps by the Guarantor, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, the Guarantor or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, which may reasonably be expected to have a Material Adverse Effect; or

          (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, which Lien is not removed within 90 days after such Lien is imposed.

     SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

     SECTION 8.1.9. Bankruptcy, Insolvency, etc. Any Relevant Person shall

          (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

          (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Relevant Person or its property under any bankruptcy or insolvency law, or make a general assignment for the benefit of creditors;

          (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Relevant Person or for a substantial part of the property of such Relevant Person under any bankruptcy or insolvency law, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 90 days;

          (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Relevant Person under any bankruptcy or insolvency law, and, if any such case or proceeding is not commenced by such Relevant Person, such case or proceeding shall be consented to or acquiesced in by such Relevant Person or shall result in the entry of an order for relief or shall remain for 90 days undismissed; or

          (e) take any action authorizing, or in furtherance of, any of the foregoing.

     SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

     SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Guarantor and the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                   ARTICLE IX

                                   THE AGENT

     SECTION 9.1. Actions. Each Lender hereby appoints Scotiabank as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Guarantor or the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION 9.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender, the Guarantor and the Borrower agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION 9.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor to make any inquiry respecting the performance by the Guarantor or the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

     SECTION 9.4. Successor. The Agent may resign as such at any time upon at least 60 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution (which, so long as no Default shall be continuing, shall be reasonably acceptable to the Guarantor) organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution (which, so long as no Default shall be continuing, shall be reasonably acceptable to the Guarantor), and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring
Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

          (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

          (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

     SECTION 9.5. Loans by Scotiabank. Scotiabank shall have the same rights and powers with respect to (x) the Loans made by it or any of its affiliates, and
(y) the Notes held by it or any of its affiliates as any other Lender and may exercise the same as if it were not the Agent. Scotiabank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Guarantor and the Borrower or any Subsidiary or Affiliate of the Guarantor and the Borrower as if Scotiabank were not the Agent hereunder.

     SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Guarantor and the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION 9.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Guarantor or the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Guarantor or the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Guarantor or the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.


                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Guarantor, the Borrower and the Required Lenders; provided, however, that:

          (x) any amendment that is entered into solely to effect assignments made in accordance with Section 10.11.1 shall require only the consent of the Guarantor, the Borrower and the Agent; and

          (y) no such amendment, modification or waiver which would:

               (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

               (b) modify this Section 10.1, change the definition of "Required Lenders", increase the Commitment Amount or the Percentage of any Lender, reduce any fees (including, without limitation, the commitment fees) described in Article III, or extend the Commitment Termination Date shall be made without the consent of each Lender;

               (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan;

               (d) modify the guaranty contained in Article XI; or

               (e) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent.

No failure  or delay on the part of the  Agent,  any Lender or the holder of any
Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Guarantor or the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

     SECTION 10.3. Payment of Costs and Expenses. The Guarantor and the Borrower jointly and severally agree to pay on demand all reasonable expenses of the Agent (including the reasonable fees and out-of-pocket expenses of one special counsel to the Agent and of one local counsel, if any, who may be retained by counsel to the Agent) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be requested by the Guarantor or the Borrower, whether or not the transactions contemplated hereby are consummated; and

          (b) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Guarantor and the Borrower further jointly and severally agree to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Guarantor and the Borrower also jointly and severally agree to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and out-of-pocket expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Guarantor and the Borrower hereby jointly and severally indemnify, exonerate and hold the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (other than any of the foregoing related to or arising from taxes), irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought, including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including the purchase of any margin stock or other equity interests in another Person;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Guarantor or the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing, but excluding any controversies that are solely among Lenders or among Lenders and the Agent);

          (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower, the Guarantor or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

          (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Guarantor or any of its Subsidiaries of any Hazardous Material; or

          (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Guarantor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Guarantor or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Guarantor and the Borrower hereby jointly and severally agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION 10.5. Survival. The obligations of the Guarantor and the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all

Commitments. The representations and warranties made by the Guarantor and the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Guarantor, the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Guarantor, the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Guarantor and each Lender.

     SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

          (a) neither the Guarantor nor the Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders, except that the Borrower may assign its rights and delegate its obligations hereunder to any wholly-owned direct or indirect

     Subsidiary of the Guarantor (that is organized under the laws of any state of the United States) that assumes such obligations in writing or by operation of law (including by merger or consolidation); and

          (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

     SECTION 10.11. Sale and Transfer of Loans and Note; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this Section 10.11.

     SECTION 10.11.1. Assignments. Any Lender,

          (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more commercial banks; and

          (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its affiliates or to any other Lender;

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment); provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and further, provided, however, that, the Borrower and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

          (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender;

          (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent; and

          (e) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement
Note in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void.

     SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks (each of such commercial banks being herein called a "Participant") participating interests in any of the Loans, its Commitment, or other interests of such Lender hereunder; provided, however, that

          (a) no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

          (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

          (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

          (d) no Participant, unless such Participant is an affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

          (e) the Guarantor and the Borrower shall not be required to pay any amount under this Agreement (including Section 4.6) that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower and the Guarantor each acknowledges and agrees that, subject to clause (e) above, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a Lender.

     SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Guarantor, the Borrower or any of its Affiliates in which the Guarantor, the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION 10.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE GUARANTOR OR THE BORROWER SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE GUARANTOR AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED

THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH OF THE GUARANTOR AND THE BORROWER HEREBY IRREVOCABLY APPOINTS CSC NETWORKS (THE "PROCESS AGENT"), WITH AN OFFICE ON THE DATE HEREOF AT 375 HUDSON STREET, NEW YORK, NEW YORK 10014, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE GUARANTOR'S AND ON THE BORROWER'S BEHALF AND ON BEHALF OF ITS PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE GUARANTOR OR THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND EACH OF THE GUARANTOR AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE, EACH OF THE GUARANTOR AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH OF THE GUARANTOR AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR OR THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR AND THE BORROWER HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION 10.14. Waiver of Jury Trial. THE AGENT, THE LENDERS, THE GUARANTOR AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, THE GUARANTOR OR THE BORROWER. EACH OF THE GUARANTOR AND THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

                                   ARTICLE XI

                              GUARANTY PROVISIONS

     SECTION 11.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

          (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)); and

          (b) indemnifies and holds harmless each Lender and the Agent for any and all costs and reasonable expenses (including reasonable attorney's fees and expenses) incurred by such Lender or the Agent, as the case may be, in enforcing any rights under this Article.

The guaranty contained in this Section constitutes a guaranty of payment of the Obligations when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender or the Agent exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Person before or as a condition to the obligations of the Guarantor hereunder.

     SECTION 11.2. Acceleration of Guaranty. The Guarantor agrees that upon the occurrence of any Event of Default of the type set forth in Section 8.1.9 with regard to the Borrower at a time when any of the Obligations of the Borrower may not then be due and payable, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

     SECTION 11.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Borrower will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, and the liability of the Guarantor under this Article shall be absolute, unconditional and irrevocable irrespective of:

          (a)  any  lack  of  validity,   legality  or  enforceability  of  this
     Agreement, any Note or any other Loan Document;

          (b) the failure of any Lender or the Agent

               (i) to assert any claim or demand or to enforce any right or remedy against the Borrower under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral (if any) securing, any Obligations;

          (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Obligation;

          (d) any reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations or otherwise, except for payment in full of the Obligations;

          (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

          (f) to the extent applicable, any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender or the Agent securing any of the Obligations; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor, except for payment in full of the Obligations.

     SECTION 11.4. Reinstatement, etc. The Guarantor agrees that its obligations under this Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender or the Agent, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

     SECTION 11.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and the guaranty contained in this Article and any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

     SECTION 11.6. Postponement of Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by way of rights of subrogation under this Article, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full of all Obligations shall be held in trust for the benefit of the Lenders and the Agent and shall immediately be paid to the Agent and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if

          (a) the Guarantor has made payment to the Lenders and the Agent of all or any part of the Obligations, and

          (b) all Obligations have been paid in full and all Commitments have been permanently terminated,

each Lender and the Agent agrees that, at the Guarantor's request, the Agent, on behalf of the Lenders, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Article to any Lender or the Agent.

     SECTION 11.7. Judgment. The Guarantor hereby agrees that:

          (a) if, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any Loan Document in Dollars into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency on the Business Day preceding that on which final judgment is given; and

          (b) the obligation of the Guarantor in respect of any sum due from it to any Lender or the Agent hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent, as the case may be, of any sum adjudged to be so due in such other currency such Lender or the Agent, as the case may be, may, in accordance with normal banking procedures, purchase Dollars with such other currency; in the event that the Dollars so purchased are less than the sum originally due to such Lender or the Agent in Dollars, the Guarantor, as a separate obligation and notwithstanding any such judgment, hereby indemnifies and holds harmless such Lender and the Agent against such loss, and if the Dollars so purchased exceed the sum originally due to such Lender or the Agent in Dollars, such Lender or the Agent, as the case may be, shall remit to the Guarantor such excess.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                        FRDK, INC.


                                        By: /s/ S. Khetrapal
                                           Title:


                                        By: /s/ D.J. Fischer
                                           Title: Vice President and Controller

                                        Address: 1 First Canadian Place
                                                 Toronto, Ontario, Canada
                                                 M5X 1G5

                                        Facsimile No.: 416-364-3364

                                        Attention: Joan M. Wilson


                                        with copies to:

                                        Chadbourne & Parke LLP
                                        30 Rockefeller Plaza
                                        New York, New York 10112-0127
                                        Facsimile No.: 212-541-5369
                                        Attention: Dennis J. Friedman

                                        Moore Corporation Limited
                                        1 First Canadian Place
                                        Toronto, Ontario, Canada
                                        M5X 1G5
                                        Facsimile No.: 416-364-1667
                                        Attention: Shoba Khetrapal

                                        MOORE CORPORATION LIMITED


                                        By: /s/ S. Khetrapal
                                           Title: Vice President and Treasurer


                                        By: /s/ D.J. Fischer
                                           Title: Vice President and Controller

                                        Address: 1 First Canadian Place
                                        Toronto, Ontario, Canada
                                        M5X 1G5

                                        Facsimile No.: 416-364-1667

                                        Attention: Shoba Khetrapal


                                        with a copy to:

                                        Chadbourne & Parke LLP
                                        30 Rockefeller Plaza
                                        New York, New York 10112-0127
                                        Facsimile No.: 212-541-5369
                                        Attention: Dennis J. Friedman

                                        THE BANK OF NOVA SCOTIA,
                                           as Agent


                                        By: /s/ A.S. Norsworthy
                                           Title: Assistant Agent

                                        Address: 600 Peachtree Street, N.E.
                                                 Suite 2700
                                                 Atlanta, Georgia 30308

                                        Facsimile No.: 404-888-8998

                                        Attention: Amanda Norsworthy

                                        with a copy to:

                                        The Bank of Nova Scotia
                                        16/F 44 King Street West
                                        Toronto, Ontario M5H 1H1
                                        Facsimile No.: 416-866-2009
                                        Attention: Vice President,
                                                     Corporate Banking
                                                     Toronto

         PERCENTAGE                              LENDERS


          100%                          THE BANK OF NOVA SCOTIA


                                        By: /s/ A.S. Norsworthy
                                           Title: Assistant Agent

                                        Domestic
                                        Office: 600 Peachtree Street, N.E.
                                                Suite 2700
                                                Atlanta, Georgia 30308

                                        Facsimile No.: 404-888-8998

                                        Attention: Amanda Norsworthy

                                        with a copy to:

                                        The Bank of Nova Scotia
                                        16/F 44 King Street West
                                        Toronto, Ontario M5H 1H1
                                        Facsimile No.: 416-866-2009
                                        Attention: Vice President,
                                                     Corporate Banking
                                                     Toronto

                                        LIBOR
                                        Office: 600 Peachtree Street, N.E.
                                                Suite 2700
                                                Atlanta, Georgia 30308

                                        Facsimile No.: 404-888-8998

                                        Attention: Amanda Norsworthy

                                        with a copy to:

                                        The Bank of Nova Scotia
                                        16/F 44 King Street West
                                        Toronto, Ontario M5H 1H1
                                        Facsimile No.: 416-866-2009
                                        Attention: Vice President,
                                                     Corporate Banking
                                                     Toronto

                      FIRST AMENDMENT TO CREDIT AGREEMENT

        THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of September 1, 1995 (this "Amendment"), among FRDK, INC., a New York corporation (the "Borrower"), MOORE CORPORATION LIMITED, an Ontario corporation (the "Guarantor"), the various commercial banks as are parties hereto (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA, as agent (the "Agent") for the Lenders,

                              W I T N E S S E T H:

        WHEREAS, the Borrower, the Guarantor, certain of the Lenders and the Agent have heretofore entered into a certain Credit Agreement, dated as of August 10, 1995 (the "Credit Agreement");

        WHEREAS, Citibank, N.A., Credit Suisse and Royal Bank of Canada (collectively, the "Co-Agents") desire to become party to the Credit Agreement as "Co-Agents" thereunder;

        WHEREAS, Citibank, N.A., Credit Suisse, Royal Bank of Canada, Deutsche Bank AG, The Industrial Bank of Japan, Limited, Nationsbank of Georgia, N.A., Wachovia Bank of Georgia, N.A., Bank of Montreal, Banque Paribas, Commerzbank AG, Isittuto Bancario San Paolo Di Torino, SPA, LTCB Trust Company and Mellon Bank, N.A. (collectively, the "New Lenders") desire to become party to the Credit Agreement as "Lenders" thereunder; and

        WHEREAS, the Borrower, the Guarantor, the Lenders and the Agent now desire to amend the Credit Agreement to allow the New Lenders to become party thereto, as hereinafter provided;

        NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        SECTION 1.1 Use Of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

                                   ARTICLE II

                                   AMENDMENTS

        Subject to this Amendment becoming effective as provided in Section 3.3, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

        SECTION 2.1. New Lenders. Each of the New Lenders shall be deemed to be a "Lender" under and for all purposes of the Credit Agreement and each reference therein to "Lender" or "Lenders" shall be deemed to include the New Lenders.

        SECTION 2.2. Amendments to Article I. Article I of the Credit Agreement is hereby amended as follows:

                (a) by inserting the following new definitions in the appropriate alphabetical order:

                        "'Amendment No. 1' means the First Amendment to Credit
                Agreement, dated as of September 1, 1995, among the Borrower, the Guarantor, the Lenders, and the Agent."

                        "'Co-Agents' means Citibank, N.A., Credit Suisse and
                Royal Bank of Canada. The Co-Agents, in such capacity, have no rights, duties or obligations under the Loan Documents."

                (b) by amending the definition of "Percentage" in its entirety to read as follows:

                        "'Percentage' means, relative to any Lender, the
                percentage set forth opposite its signature to Amendment No. 1 or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11."

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

        SECTION 3.1. Ratification of and References to the Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

        SECTION 3.2. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

        SECTION 3.3. Execution in Counterparts, Effectiveness, etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf each Obligor and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to each Obligor and each Lender.

        SECTION 3.4. Governing Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Amendment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                        FRDK, INC.


                                        By: /s/
                                            -----------------------------------
                                            Title: Vice President and Treasurer


                                        By: /s/ Joan M. Wilson
                                            ------------------------------------
                                            Title:  Vice President and Secretary


                                        Address:  1 First Canadian Place
                                                  Toronto, Ontario, Canada
                                                  M5X 1G5

                                        Facsimile No.:  416-364-3364

                                        Attention:  Joan M. Wilson

                                        with copies to:

                                          Chadbourne & Parke LLP
                                          30 Rockefeller Plaza
                                          New York, New York 10112-0127
                                          Facsimile No.:  212-541-5369
                                          Attention:  Dennis J. Friedman

                                          Moore Corporation Limited
                                          1 First Canadian Place
                                          Toronto, Ontario Canada
                                          M5X 1G5
                                          Facsimile No.:  416-364-1667
                                          Attention:  Shoba Khetrapal

                                       MOORE CORPORATION LIMITED

                                       By: /s/ S. Khetrapal
                                           ------------------------------------
                                           Title: Vice President and Treasurer

                                       By: /s/
                                           ------------------------------------
                                           Title: Vice President and Controller

                                       Address: 1 First Canadian Place
                                                Toronto, Ontario, Canada
                                                M5X 1G5

                                       Facsimile No.: 416-364-1667

                                       Attention: Shoba Khetrapal

                                       with a copy to:

                                           Chadbourne & Parke LLP
                                           30 Rockefeller Plaza
                                           New York, New York 10112-0127
                                           Facsimile No.: 212-541-5369
                                           Attention: Dennis J. Friedman

                                       THE BANK OF NOVA SCOTIA,
                                         as Agent

                                       By: /s/ A.S. Norsworthy
                                           ------------------------------
                                           Title:

                                       Address: 600 Peachtree Street, N.E.
                                                Suite 2700
                                                Atlanta, Georgia 30308

                                       Facsimile No.: 404-888-8998

                                       Attention: Amanda Norsworthy

                                       with copies to:

                                         The Bank of Nova Scotia
                                         16/F 44 King Street West
                                         Toronto, Ontario M5H 1H1
                                         Facsimile No.: 416-866-2009
                                         Attention: Vice President,
                                                      Corporate Banking
                                                      Toronto

                                       The Bank of Nova Scotia, Chicago
                                         Representative Office
                                       Suite 3700
                                       181 West Madison Street
                                       Chicago, Illinois 60602
                                       Facsimile No.: 312-201-4108
                                       Attention: Vice President

                                          CITIBANK, N.A., as Co-Agent


                                          By: /s/ Marjorie Futornick
                                             ------------------------
                                          Title: Marjorie Futornick
                                                 Vice President

                                          Address: One Court Square
                                                   7th Floor/Zone 4
                                                   Long Island City, NY 11120

                                          Facsimile No.: (718) 248-7485

                                          Attention: Carolyn Bodmer

                                          CREDIT SUISSE, acting through
                                            its New York Branch, as Co-Agent

                                          By: /s/ Matthew B. Bauer
                                              ----------------------------------
                                              Title: Matthew B. Bauer
                                                     Member of Senior Management

                                          By: /s/ Richard M. Dunn
                                              ----------------------------------
                                              Title: Richard M. Dunn
                                                     Member of Senior Management

                                          Address: 12 East 49th Street
                                                   New York, New York 10017

                                          Facsimile No.: (212) 238-5425

                                          Attention: Jennifer Segrove

                                        ROYAL BANK OF CANADA, as Co-Agent

                                        By: /s/
                                           ------------------------------------
                                           Title:

                                        Address: One Financial Square
                                                 New York, New York 10005

                                        Facsimile No.: (212) 428-2372

                                        Attention: Manager Loans Admin.

                                        with a copy to:

                                           One North Franklin Street
                                           Suite 700
                                           Chicago, Illinois 60606
                                           Facsimile No.: 312-551-0805
                                           Attention: Preston Jones

PERCENTAGE                                      LENDERS
----------                                      -------

11.8181818%                             THE BANK OF NOVA SCOTIA


                                        By: /s/
                                           _____________________
                                           Title:

                                        Domestic
                                        Office:   600 Peachtree Street, N.E.
                                                  Suite 2700
                                                  Atlanta, Georgia  30308

                                        Facsimile No.: 404-888-8998

                                          Attention:  Amanda Norsworthy

                                          with copies to:

                                             The Bank of Nova Scotia
                                             16/F 44 King Street West
                                             Toronto, Ontario M5H 1H1
                                             Facsimile No.: 416-866-2009
                                             Attention:  Vice President
                                                         Corporate Banking
                                                         Toronto

                                             The Bank of Nova Scotia, Chicago
                                               Representative Office
                                             Suite 3700
                                             181 West Madison Street
                                             Chicago, Illinois 60602
                                             Facsimile No.:  312-201-4108
                                             Attention:  Vice President

                                        LIBOR
                                        Office:   600 Peachtree Street, N.E.
                                                  Suite 2700
                                                  Atlanta, Georgia  30308

                                        Facsimile No.: 404-888-8998

                                        Attention:  Amanda Norsworthy
                                          with copies to:

                                             The Bank of Nova Scotia
                                             16/F 44 King Street West
                                             Toronto, Ontario M5H 1H1
                                             Facsimile No.: 416-866-2009
                                             Attention:  Vice President,
                                                         Corporate Banking
                                                         Toronto

                                             The Bank of Nova Scotia, Chicago
                                               Representative Office
                                             Suite 3700
                                             181 West Madison Street
                                             Chicago, Illinois 60602
                                             Facsimile No.:  312-201-4108
                                             Attention:  Vice President

                      SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of August 8, 1996 (this "Amendment"), among FRDK, INC., a New York corporation (the "Borrower"), MOORE CORPORATION LIMITED, an Ontario corporation (the "Guarantor"), the various commercial banks as are parties hereto (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA, as agent (the "Agent") for the Lenders,

                             W I T N E S S E T H :

        WHEREAS, the Borrower, the Guarantor, the Lenders and the Agent have heretofore entered into a certain Credit Agreement, dated as of August 10, 1995 (as amended, the "Credit Agreement");

        WHEREAS, the financial institutions listed on the Schedule A hereto under the caption "New Lenders" (collectively, the "New Lenders") desire to become party to the Credit Agreement as "Lenders" thereunder; and

        WHEREAS, the financial institutions listed on the Schedule A hereto under the caption "Terminating Lenders" (collectively, the "Terminating Lenders") desire to no longer be party to the Credit Agreement; and

        WHEREAS, the Borrower, the Guarantor, the Lenders and the Agent now desire to amend the Credit Agreement, as hereinafter provided;

        NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

        SECTION 1.1. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

                                   ARTICLE II

                                   AMENDMENTS


        Subject to this Amendment becoming effective as provided in Section 3.3, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

        Section 2.1.  New Lenders and Terminating Lenders.

                (a) Each of the New Lenders shall be deemed to be a "Lender" under and for all purposes of the Credit Agreement and each reference therein to "Lender" or "Lenders" shall be deemed to include the New Lenders.

                (b) Each of the Terminating Lenders shall no longer be a "Lender" under the Credit Agreement and each reference therein to "Lender" or "Lenders" shall not include any Terminating Lenders.

                (c) The definition of "Percentage" in Article I of the Credit Agreement shall be amended in its entirety to read as follows:

                        "'Percentage' means, relative to any Lender, the
                     percentage set forth opposite its name on the Schedule A to Amendment No. 2, as such percentage may be adjusted from time to time pursuant to a Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to
                     Section 10.11."

        SECTION 2.2. Amendments to Article I. Article I of the Credit Agreement is hereby amended as follows:

                (a) by inserting the following new definition in the appropriate alphabetical order:

                        "'Amendment No. 2' means the Second Amendment to Credit
                     Agreement, dated as of August 8, 1996, among the Borrower, the Guarantor, the Lenders and the Agent."

                (b) by amending clause (a) of the definition of "Commitment Termination Date" in its entirety to read as follows:

                        "(a) August 7, 1997;" and

          (c) by amending the definition of "Fee Letter" in its entirety to read as follows:

               "'Fee Letter' means the confidential letter, dated July 9, 1996, between the Guarantor and Scotiabank."; and

          (d) by amending the definition of "Stated Maturity Date" in its entirety to read as follows:

               "'Stated Maturity Date' means August 7, 1997."

     SECTION 2.3. Amendment to Article III. Article III of the Credit Agreement is hereby amended by deleting the percentage "0.07%" appearing in Section 3.3.1 and inserting the percentage "0.06%" in lieu thereof.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

     SECTION 3.1. Ratification of and References to the Credit Agreement. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

     SECTION 3.2. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Agent that the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects on the date hereof as if made on the date hereof (unless stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

     SECTION 3.3. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     SECTION 3.4. Execution in Counterparts, Effectiveness, etc. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf each Obligor and each Lender (or notice thereof satisfactory to the Agent) shall have



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
been received by the Agent and notice thereof shall have been given by the Agent to each Obligor and each Lender.

        SECTION 3.5. Governing Law; Entire Agreement. THIS AMENDMENT AND EACH OTHER LOAN DOCUMENT EXECUTED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Amendment and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

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
        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                          FRDK, INC.



                                          By: /s/  Joseph M. Duane
                                              ----------------------------------
                                              Title:


                                          By:
                                              ----------------------------------
                                              Title:

                                              Address: 275 North Field Drive
                                                       Lake Forest, Ill. 60045


                                          MOORE CORPORATION LIMITED

                                          By: /s/ Shoba Khetrapal
                                              ----------------------------------
                                              Title:


                                          By: /s/ A. N. Mitchell
                                              ----------------------------------
                                              Title:


                                          THE BANK OF NOVA SCOTIA,
                                            as Agent and Lender



                                          By: /s/
                                              ----------------------------------
                                              Title:


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